Exhibit 99.5
UNAUDITED PRO FORMA CONDENSED
COMBINED HISTORICAL FINANCIAL INFORMATION
     On July 31, 2006, Time Warner Cable Inc. (“TWC”), a subsidiary of Time Warner Inc. (“Time Warner,” or the “Company”), consummated the following transactions with Adelphia Communications Corporation (“Adelphia”) and Comcast Corporation ((together with its subsidiaries) “Comcast”):
     Adelphia Acquisition. TWC acquired certain assets and assumed certain liabilities from Adelphia for approximately $8.9 billion in cash and 16% of TWC’s common stock. On the same day, Comcast purchased certain assets and assumed certain liabilities from Adelphia for approximately $3.6 billion in cash. Together, TWC and Comcast, through certain of their subsidiaries and affiliates, purchased substantially all of the cable assets of Adelphia (the “Adelphia Acquisition”). On the same day as the Adelphia Acquisition, TWC and Comcast consummated the “Redemptions” and the “Exchange” as described below.
     The Exchange. Following the Adelphia Acquisition, TWC and Comcast exchanged certain cable systems (the “Exchange”). The estimated fair value of the cable systems transferred to Comcast by TWC and transferred to TWC by Comcast was approximately $8.7 billion. The Exchange was undertaken in order to enhance TWC and Comcast’s respective geographic clusters of subscribers. With the exception of one system (Urban Cable Works of Philadelphia, L.P. (“Urban Cable Works”)), all of the systems TWC transferred to Comcast in the Exchange were acquired from Adelphia in the Adelphia Acquisition.
     The Redemptions. Immediately prior to the Adelphia Acquisition, TWC and Time Warner Entertainment Company, L.P. (“TWE”), one of TWC’s subsidiaries, redeemed Comcast’s interests in TWC (17.9%) and TWE (4.7%), respectively, for stock in their respective subsidiaries that held a total of approximately $2.004 billion in cash and historical cable systems serving approximately 751,000 basic video subscribers (as of June 30, 2006), all of which were historical cable systems of TWC or TWE, as applicable (the “TWC Redemption” and the “TWE Redemption,” respectively, and, collectively, the “Redemptions”).
     The Adelphia Acquisition, the Redemptions and the Exchange are collectively referred to as the “Transactions.”
     TKCCP Dissolution. On July 3, 2006, TWC and Comcast commenced the dissolution of Texas and Kansas City Cable Partners L.P. (“TKCCP”), a 50-50 joint venture between Time Warner Entertainment-Advance/Newhouse Partnership (“TWE-A/N”) and Comcast. Upon the dissolution of TKCCP, TWC will acquire TKCCP’s cable systems in Kansas City, south and west Texas and New Mexico (the “Kansas City Pool”) and Comcast will acquire TKCCP’s cable systems in Houston (the “Houston Pool”). All of TKCCP’s approximately $2.0 billion in debt will be assumed by the Houston Pool. The Partnership Agreement provides that, while formal dissolution is pending, TWC’s interest in TKCCP will track the rights, risks and rewards associated with the Kansas City Pool and Comcast’s interest will track the same with respect to the Houston Pool. The dissolution is subject to certain regulatory approvals, which are expected to be received no later than the first quarter of 2007. TWC will begin to consolidate the assets, liabilities and results of the Kansas City Pool upon the consummation of the dissolution of TKCCP. As discussed further below, because the Company believes that the dissolution of TKCCP is probable of occurring, the Company has included such information in the accompanying unaudited pro forma condensed combined historical financial information. The dissolution of TKCCP is referred to herein as the “TKCCP Dissolution.”
     Pro Forma Information. The accompanying unaudited pro forma condensed combined historical balance sheet of Time Warner as of June 30, 2006 is presented as if the Transactions and the TKCCP Dissolution had occurred on June 30, 2006. The accompanying unaudited pro forma condensed combined historical statements of operations of Time Warner for the year ended December 31, 2005 and for the six months ended June 30, 2006 are presented as if the Transactions and the TKCCP Dissolution had occurred on January 1, 2005. The unaudited pro forma condensed combined historical financial information is presented based on information available, is intended for informational purposes only and is not necessarily indicative of and does not purport to represent what Time Warner’s future financial condition or operating results will be after giving effect to the Transactions and the TKCCP Dissolution and does not reflect actions that may be undertaken by management in integrating these businesses (e.g., the cost of incremental capital expenditures). Additionally, this information does not reflect financial and operating benefits Time Warner expects to realize as a result of the Transactions and the TKCCP Dissolution.
     Time Warner’s, Comcast’s and Adelphia’s independent registered public accounting firms have not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma condensed combined historical financial information presented herein and, accordingly, assume no responsibility for them.
     The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma condensed combined historical balance sheet and the unaudited pro forma condensed combined historical statements of operations:
Historical Time Warner
     This column reflects Time Warner’s historical financial position as of June 30, 2006 and Time Warner’s historical operating results for the six months ended June 30, 2006, and represents Time Warner’s unaudited interim financial statements (as restated), prior to any adjustments for the Transactions and the TKCCP Dissolution. Time Warner’s historical operating results for the year ended December 31, 2005 are derived from Time Warner’s audited financial statements (as restated) for the year ended December 31, 2005, and adjusted for certain operations presented as discontinued operations, the adoption of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“Statement”) No. 123 (Revised), “Share-Based Payment” (“FAS 123R”) and the change in accounting principle related to programming inventory (see Note 1), but prior to any adjustments for the Transactions and the TKCCP Dissolution.
Historical Adelphia
     This column reflects Adelphia’s historical financial position as of June 30, 2006 and Adelphia’s historical operating results for the six months ended June 30, 2006, and represents Adelphia’s unaudited interim financial statements, which were prepared by Adelphia, prior to any adjustments for the Transactions. The historical operating results for the year ended December 31, 2005 represent Adelphia’s audited financial statements for the year ended December 31, 2005, which were prepared by Adelphia, prior to any adjustments for the Transactions. This column includes amounts relating to systems that were not acquired by TWC, but instead were acquired by Comcast (as part of the Adelphia Acquisition or the Exchange) or will be retained by Adelphia and, thus, will be excluded from the Company’s unaudited pro forma condensed combined historical financial information through the adjustments made in the “Less Items Not Acquired” column described below.
Comcast Historical Systems
     This column represents the historical financial position as of June 30, 2006 and the historical operating results for the six months ended June 30, 2006 of the cable systems previously owned by Comcast in Dallas, Cleveland and Los Angeles, which were transferred to TWC in the Exchange (the “Comcast Historical Systems”), and represents Comcast’s unaudited interim “Special-Purpose Combined Carve-Out Financial Statements of the Los Angeles, Dallas & Cleveland Cable System Operations (A Carve-Out of Comcast Corporation),” which were prepared by Comcast. The historical operating results for the year ended December 31, 2005 represent Comcast’s audited annual “Special-Purpose Combined Carve-Out Financial Statements of the Los Angeles, Dallas & Cleveland Cable System Operations (A Carve-Out of Comcast Corporation), which were prepared by Comcast, prior to any adjustments for the Transactions. This column includes certain allocated assets, liabilities, revenues and expenses. This column also includes allocated amounts that were retained by Comcast and, thus, were not transferred to TWC in the Exchange and, therefore, will be excluded from the Company’s unaudited pro forma condensed combined historical financial information through the adjustments made in the “Less Items Not Acquired” column described below.

Less Items Not Acquired
     This column represents the unaudited historical financial position and the unaudited historical operating results of the Adelphia systems that were (i) received by TWC in the Adelphia Acquisition and then transferred to Comcast in the Exchange, (ii) acquired by Comcast in the Adelphia Acquisition and not transferred to TWC in the Exchange or (iii) retained by Adelphia after the Transactions. This column also includes certain allocated assets, liabilities and costs that were included in the Comcast Historical System financial information that were not acquired by TWC (collectively with the items in (i), (ii) and (iii) above, the “Items Not Acquired”). Specifically, the following items relate to the Comcast Historical Systems and the Adelphia systems acquired that were not transferred to TWC and, therefore, are included as part of this column:
•	Cash;

•	The current portion of Adelphia’s and Comcast’s parent and subsidiary debt, accrued interest and related interest expense;

•	Net deferred income tax liabilities;

•	Liabilities subject to compromise in the bankruptcy proceedings of Adelphia;

•	Intercompany management fees related to the Comcast Historical Systems;

•	A gain on the settlement of a liability between Adelphia and related parties;

•	Adelphia investigation and re-audit related fees;

•	Reorganization expenses due to the bankruptcy of Adelphia; and

•	Income tax provision.
Less Urban Cable Works
     This column reflects the unaudited historical financial position and the unaudited historical operating results related to the cable systems of Urban Cable Works, which were transferred by TWC to Comcast in the Exchange. Urban Cable Works is TWC’s only historical system transferred to Comcast in the Exchange. Time Warner will recognize an after-tax gain of $26 million on this transfer. This gain is not reflected in the accompanying unaudited pro forma condensed combined historical statements of operations and will be reported in discontinued operations, commencing in the third quarter of 2006. All other systems transferred by TWC to Comcast in the Exchange were acquired by TWC from Adelphia in the Adelphia Acquisition and, accordingly, no gain or loss will be recognized in connection with these transfers.
Subtotal of Net Acquired Systems
     This column represents the unaudited historical financial position and the unaudited historical operating results of the “Net Acquired Systems.” This column includes the financial positions and operating results of “Historical Adelphia” and the “Comcast Historical Systems” less the historical financial position and the historical operating results of the Items Not Acquired and Urban Cable Works. This column does not include the historical financial position and historical operating results of Time Warner and is before the impact of pro forma adjustments.
Pro Forma Adjustments — Adelphia Acquisition & Exchange
     This column represents preliminary purchase accounting and other pro forma adjustments related to the consummation of the Adelphia Acquisition and the Exchange, as more fully described in the notes to the unaudited pro forma condensed combined historical financial information.

Redemptions
     This column represents the unaudited historical financial position and the unaudited historical operating results of TWC systems transferred to Comcast in the Redemptions. The Company will recognize a net after-tax gain of $936 million on this transfer. This gain is not reflected in the accompanying unaudited pro forma condensed combined historical statements of operations, and will be reported in discontinued operations, commencing in the third quarter of 2006.
Pro Forma Adjustments — Redemptions
     This column primarily represents preliminary purchase accounting adjustments and other pro forma adjustments related to the Redemptions, as more fully described in the notes to the unaudited pro forma condensed combined historical financial information.
TKCCP Dissolution
     This column reflects the consolidation of the Kansas City Pool that will occur upon the TKCCP Dissolution. TWC currently accounts for its interest in TKCCP under the equity method of accounting. The adjustments to the unaudited pro forma condensed combined historical statements of operations reflect the reversal of historical equity income and the consolidation of the operations of the Kansas City Pool.
Intercompany Eliminations
     This column eliminates the intercompany transactions between Time Warner and the systems acquired or transferred in the Transactions or the TKCCP Dissolution. For example, the Company is eliminating revenue recognized by Home Box Office, Inc. (“HBO”) or Turner Broadcasting System, Inc. that was paid by an Adelphia or Comcast system, which TWC has acquired in the Transactions. This column also adjusts for the transactions between Time Warner and those systems no longer consolidated as a result of the Exchange or the Redemptions.

TIME WARNER INC.
UNAUDITED PRO FORMA CONDENSED COMBINED HISTORICAL BALANCE SHEET
June 30, 2006
(in millions, except per share data)

							Pro Forma
							Adjustments -
			Comcast	Less	Less	Subtotal of	Adelphia			Pro Forma
	Historical	Historical	Historical	Items	Urban Cable	Net Acquired	Acquisition &			Adjustments -		TKCCP		Intercompany	Pro Forma
	Time Warner	Adelphia	Systems	Not Acquired	Works	Systems	Exchange		Redemptions	Redemptions		Dissolution		Eliminations	Time Warner
ASSETS
Current assets
Cash and equivalents	$1,244	$734	$1	$(735)	$—	$—	$—		$—	$—		$32		$—	$1,276
Restricted cash	73	4	—	(4)	—	—	—		—	—		—		—	73
Receivables, less allowances	5,600	115	56	(45)	(1)	125	—		(23)	—		22		(32)	5,692
Inventories	1,804	—	—	—	—	—	—		—	—		—		—	1,804
Prepaid expenses and other current assets	1,355	89	8	(58)	—	39	—		(2)	—		1		—	1,393

Total current assets	10,076	942	65	(842)	(1)	164	—		(25)	—		55		(32)	10,238

Noncurrent inventories and film costs	4,580	—	—	—	—	—	—		—	—		—		—	4,580
Investments, including available-for-sale securities	3,223	6	3	(1)	—	8	—		4	—		(2,017	) z	—	1,218
Property, plant and equipment, net	14,119	4,224	1,054	(1,817)	(33)	3,428	(980	) a	(707)	—		731		—	16,591
Intangible assets subject to amortization, net	4,534	405	39	(146)	(6)	292	574	a	(8)	—		3		—	5,395
Intangible assets not subject to amortization	38,437	5,440	2,277	(2,222)	(121)	5,374	4,918	a	(2,197)	—		755		—	47,287
Goodwill	41,499	1,634	557	(1,009)	—	1,182	190	a	(135)	(714	) f	—		—	42,022
Other assets	3,142	124	—	(75)	—	49	(60	) b	—	—		1		—	3,132

Total assets	$119,610	$12,775	$3,995	$(6,112)	$(161)	$10,497	$4,642		$(3,068)	$(714)		$(472)		$(32)	$130,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$889	$116	$59	$(51)	$—	$124	$—		$(5)	$—		$9		$(32)	$985
Participations payable	2,451	—	—	—	—	—	—		—	—		—		—	2,451
Royalties and programming costs payable	1,019	120	—	(52)	(2)	66	—		(30)	—		20		—	1,075
Deferred revenue	1,550	53	15	(23)	—	45	—		(11)	—		12		—	1,596
Debt due within one year	73	—	—	—	—	—	—		—	—		—		—	73
Other current liabilities	5,063	1,383	266	(1,472)	(4)	173	—		(43)	—		35		—	5,228
Current liabilities of discontinued operations	70	—	—	—	—	—	—		—	—		—		—	70

Total current liabilities	11,115	1,672	340	(1,598)	(6)	408	—		(89)	—		76		(32)	11,478

Long-term debt	23,396	—	—	—	—	—	8,822	c	—	2,004	g	(627	) y	—	33,595
Mandatorily redeemable preferred equity of a subsidiary	—	—	—	—	—	—	300	c	—	—		—		—	300
Deferred income taxes	13,916	904	923	(1,827)	—	—	9	d	—	(801	) h	29	aa	—	13,153
Deferred revenue	651	—	—	—	—	—	—		—	—		—		—	651
Other liabilities	5,198	88	40	(54)	—	74	—		(2)	—		6		—	5,276
Noncurrent liabilities of discontinued operations	7	—	—	—	—	—	—		—	—		—		—	7
Minority interests	6,041	60	—	(60)	—	—	3,734	e	—	(5,830	) i	—		—	3,945
Liabilities subject to compromise	—	18,424	—	(18,424)	—	—	—		—	—		—		—	—

Total liabilities	60,324	21,148	1,303	(21,963)	(6)	482	12,865		(91)	(4,627)		(516)		(32)	68,405

Total shareholders’ equity	59,286	(8,373)	2,692	15,851	(155)	10,015	(8,223)		(2,977)	3,913		44		—	62,058	j

Total liabilities and shareholders’ equity	$119,610	$12,775	$3,995	$(6,112)	$(161)	$10,497	$4,642		$(3,068)	$(714)		$(472)		$(32)	$130,463

See accompanying notes

TIME WARNER INC.
UNAUDITED PRO FORMA CONDENSED COMBINED HISTORICAL STATEMENT OF OPERATIONS
Year Ended December 31, 2005
(in millions, except per share data)

							Pro Forma
							Adjustments -
			Comcast	Less	Less	Subtotal of	Adelphia			Pro Forma
	Historical	Historical	Historical	Items	Urban Cable	Net Acquired	Acquisition &			Adjustments -		TKCCP		Intercompany	Pro Forma
	Time Warner	Adelphia	Systems	Not Acquired	Works	Systems	Exchange		Redemptions	Redemptions		Dissolution		Eliminations	Time Warner
Total revenues	$43,048	$4,365	$1,188	$(1,904)	$(8)	$3,641	$—		$(678)	$—		$623		$(210)	$46,424
Costs of revenues	(24,784)	(3,493)	(683)	1,447	5	(2,724)	17	k	411	—		(439)		210	(27,309)
Selling, general and administrative	(10,534)	(430)	(387)	296	1	(520)	—		97	—		(140)		—	(11,097)
Amortization of intangible assets	(591)	(141)	(36)	46	—	(131)	(89	) k	5	—		(1)		—	(807)
Amounts related to securities litigation and government investigations	(2,865)	—	—	—	—	—	—		—	—		—		—	(2,865)
Merger-related, restructuring and shutdown costs	(117)	—	—	—	—	—	—		1	—		—		—	(116)
Asset impairments	(24)	(23)	—	19	—	(4)	—		—	—		—		—	(28)
Gains on disposal of assets, net	23	6	—	(6)	—	—	—		—	—		—		—	23

Operating income (loss)	4,156	284	82	(102)	(2)	262	(72)		(164)	—		43		—	4,225
Interest expense, net	(1,266)	(591)	(6)	597	—	—	(531	) l	—	(115	) o	—	y	—	(1,912)
Other income (expense), net	1,126	435	(28)	(433)	1	(25)	—		(1)	—		(44	) z	—	1,056
Minority interest (expense) income, net	(280)	8	—	(8)	—	—	(164	) m	5	282	p	—		—	(157)

Income (loss) before income taxes	3,736	136	48	54	(1)	237	(767)		(160)	167		(1)		—	3,212
Income tax benefit (provision)	(1,104)	(100)	(18)	118	—	—	197	n	—	(3	) q	—		—	(910)
Dividend requirements applicable to preferred stock	—	(1)	—	1	—	—	—		—	—		—		—	—

Income (loss) before discontinued operations and cumulative effect of accounting change	$2,632	$35	$30	$173	$(1)	$237	$(570)		$(160)	$164		$(1)		$—	$2,302

Basic income per common share before discontinued operations and cumulative effect of accounting change	$0.57	—	—	—	—	—	—		—	—		—		—	$0.50

Basic common shares	4,648	—	—	—	—	—	—		—	—		—		—	4,648

Diluted income per common share before discontinued operations and cumulative effect of accounting change	$0.56	—	—	—	—	—	—		—	—		—		—	$0.49

Diluted common shares	4,710	—	—	—	—	—	—		—	—		—		—	4,710

See accompanying notes

TIME WARNER INC.
UNAUDITED PRO FORMA CONDENSED COMBINED HISTORICAL STATEMENT OF OPERATIONS
Six Months Ended June 30, 2006
(in millions, except per share data)

							Pro Forma
							Adjustments -
			Comcast	Less	Less	Subtotal of	Adelphia			Pro Forma
	Historical	Historical	Historical	Items	Urban Cable	Net Acquired	Acquisition &			Adjustments -		TKCCP		Intercompany	Pro Forma
	Time Warner	Adelphia	Systems	Not Acquired	Works	Systems	Exchange		Redemptions	Redemptions		Dissolution		Eliminations	Time Warner
Total revenues	$21,219	$2,348	$630	$(1,030)	$(23)	$1,925	$—		$(371)	$—		$345		$(112)	$23,006
Cost of revenues	(11,838)	(1,774)	(354)	753	16	(1,359)	29	r	213	—		(231)		112	(13,074)
Selling, general and administrative	(5,245)	(207)	(205)	126	3	(283)	—		49	—		(73)		—	(5,552)
Amortization of intangible assets	(268)	(67)	(5)	18	1	(53)	(56	) r	2	—		—		—	(375)
Amounts related to securities litigation and government investigation	(61)	—	—	—	—	—	—		—	—		—		—	(61)
Merger-related, restructuring and shutdown costs	(133)	—	—	—	—	—	—		1	—		—		—	(132)
Asset impairments	—	—	—	—	—	—	—		—	—		—		—	—
Impairment of franchise rights	—	—	(9)	—	—	(9)	—		—	—		—		—	(9)
Gain on disposal of assets, net	22	1	—	(1)	—	—	—		—	—		—		—	22

Operating income (loss)	3,696	301	57	(134)	(3)	221	(27)		(106)	—		41		—	3,825
Interest expense, net	(636)	(377)	(4)	381	—	—	(265	) s	—	(58	) v	—	y	—	(959)
Other income (expense), net	360	(46)	(4)	42	—	(8)	—		(1)	—		(38	) z	—	313
Minority interest (expense) income, net	(198)	11	—	(11)	—	—	(116	) t	3	175	w	—		—	(136)

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	3,222	(111)	49	278	(3)	213	(408)		(104)	117		3		—	3,043
Income tax benefit (provision)	(1,144)	(71)	8	63	—	—	70	u	—	(5	) x	(1	) bb	—	(1,080)

Income (loss) before discontinued operations and cumulative effect of accounting change	$2,078	$(182)	$57	$341	$(3)	$213	$(338)		$(104)	$112		$2		$—	$1,963

Basic income per common share before discontinued operations and cumulative effect of accounting change	$0.48	—	—	—	—	—	—		—	—		—		—	$0.45

Basic common shares	4,364	—	—	—	—	—	—		—	—		—		—	4,364

Diluted income per common share before discontinued operations and cumulative effect of accounting change	$0.47	—	—	—	—	—	—		—	—		—		—	$0.45

Diluted common shares	4,406	—	—	—	—	—	—		—	—		—		—	4,406

See accompanying notes

Notes To Unaudited Pro Forma Condensed Combined Historical Financial Information
Note 1: Basis of Presentation
     In the first quarter of 2006, the Company retroactively adopted the provisions of FAS 123R and retroactively changed the accounting principles used to recognize programming inventory cost at HBO. In addition, in the first quarter of 2006, the Company reached agreements to sell certain businesses that qualified as discontinued operations. The accompanying unaudited pro forma condensed combined historical financial information for the year ended December 31, 2005 has been prepared assuming that the adoption of FAS 123R, the change in HBO’s inventory methodology and the classification of certain businesses as discontinued operations were effective as of January 1, 2005. Set forth below is a reconciliation of certain financial information of Time Warner included in the Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the Securities and Exchange Commission on September 13, 2006 to the column labeled “Historical Time Warner” in the accompanying unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005.

	As			Change in
	Reported	FAS	Discontinued	HBO	Adjusted
	2005	123R	Operations	Inventory Methodology	2005(1)

Total revenues	$43,652	$—	$(604)	$—	$43,048

Operating income	4,548	(316)	(68)	(8)	4,156

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	4,118	(304)	(70)	(8)	3,736

Income (loss) before discontinued operations and cumulative effect of accounting change	2,921	(242)	(42)	(5)	2,632

(1)	The “Adjusted 2005” amounts have been included under the column “Historical Time Warner” in the accompanying unaudited Pro Forma Condensed Combined Historical Statement of Operations for the year ended December 31, 2005.
Note 2: Description of the Transactions
Contractual Purchase Price
     On July 31, 2006, TWC purchased certain assets and assumed certain liabilities from Adelphia for a total of $8.935 billion in cash and shares representing 16% of TWC’s common stock. The original cash cost of $9.154 billion was preliminarily reduced at closing by $219 million as a result of the contractual adjustments, which resulted in a net cash payment by Time Warner NY Cable LLC (“TWNY”) a subsidiary of Time Warner and TWC of $8.935 billion for the Adelphia Acquisition. A summary of the purchase price is set forth below:

Time Warner
(in millions)
Cash	$8,935
16% interest in TWC (1)	5,500

Total	$14,435

(1)	The valuation of $5.5 billion for the 16% interest in TWC as of July 31, 2006 was determined by an independent third party using a discounted cash flow and market comparable valuation model.
Exchange
     Immediately after the Adelphia Acquisition on July 31, 2006, TWC and Comcast exchanged certain cable systems with an estimated fair value of approximately $8.7 billion to enhance TWC’s and Comcast’s respective geographic clusters of subscribers. TWC paid Comcast a contractual closing adjustment totaling $67 million related to the Exchange. The Exchange was accounted for by Time Warner as a purchase of cable systems from Comcast and a sale of TWC’s cable systems to Comcast.
Redemptions
     Immediately prior to the Adelphia Acquisition on July 31, 2006, TWC and TWE, respectively, redeemed Comcast’s interests in TWC and TWE, each of which was accounted for as an acquisition of a minority interest. Specifically, in the TWC Redemption, TWC redeemed Comcast’s 17.9% interest in TWC for 100% of the capital stock of a subsidiary of TWC that held both cable systems serving approximately 589,000 subscribers (as of June 30, 2006), with an approximate fair value of $2.470 billion, and approximately $1.857 billion in cash. In addition, in the TWE Redemption, TWE redeemed Comcast’s 4.7% residual equity interest in TWE for 100% of the equity interests in a subsidiary of TWE that held both cable systems serving approximately 162,000 subscribers (as of June 30, 2006), with an approximate fair value of $630 million, and approximately $147 million in cash. The transfer of cable systems as part of the Redemptions is a sale of cable systems for accounting purposes, and a $123 million pre-tax gain was recognized because of the excess of the estimated fair value of these cable systems over their book value. This gain is not reflected in the accompanying unaudited pro forma condensed combined historical statements of operations.
Financing Arrangements
     TWC incurred incremental debt and redeemable preferred equity of approximately $11.1 billion associated with the cash used in executing the Adelphia Acquisition, the Exchange, and the Redemptions. In connection with the TKCCP Dissolution, TWC will receive approximately $627 million of cash in repayment of outstanding loans TWC had made to TKCCP (which has been assumed by Comcast). The cash that will be received is assumed to be used to pay down TWC’s existing credit facilities. The following table summarizes the adjustments recorded to arrive at the Time Warner pro forma long-term debt and redeemable preferred equity:

		Redeemable
	Long-term	Preferred
	Debt	Equity
	(in millions)	(in millions)
Historical Time Warner	$23,396	$—

Incremental:
Cash consideration for the Adelphia Acquisition	8,635	300
Cash for the Redemptions	2,004	—
Other costs (1)	187	—

	10,826	300

Reductions:
Proceeds from the TKCCP Dissolution	(627)	—

Pro Forma Time Warner	$33,595	$300

(1)	Other costs consist of (i) a contractual closing adjustment totaling $67 million relating to the Exchange, (ii) $65 million of incremental transaction costs, and (iii) $55 million of transaction-related taxes.
Note 3: Unaudited Pro Forma Condensed Combined Historical Balance Sheet Adjustments as of June 30, 2006 — Adelphia Acquisition and Exchange
     The “Pro Forma Adjustments — Adelphia Acquisition and Exchange” column primarily represents the adjustments to reflect the consummations of the Adelphia Acquisition and the Exchange. Specifically, the pro forma adjustments relate to preliminary adjustments to allocate the purchase price paid by TWC in the Adelphia Acquisition and the Exchange, to reflect the assets acquired and liabilities assumed based on their fair values pursuant to the guidance in FASB Statement No. 141, “Business Combinations”. The allocation of purchase price is based on a preliminary estimate and is subject to change based on the completion of a final third-party valuation analysis. In addition, no deferred taxes were established for the preliminary purchase accounting adjustments because the new book basis of the assets acquired and liabilities assumed in the Adelphia Acquisition was equal to the tax basis of the assets acquired and liabilities assumed.
     The adjustments to the accompanying pro forma condensed combined historical balance sheet for the Adelphia Acquisition and the Exchange are as follows:
(a)	The purchase price has been allocated to the fair value of assets and liabilities acquired, including identifiable intangible assets (e.g., nonamortizable cable franchise intangibles) based on a preliminary independent valuation analysis with the residual being recorded as goodwill. Below is a summary of the purchase price and how the purchase price has been allocated:

(in millions)
Purchase price: (1)
Cash consideration for the Adelphia Acquisition	$8,935
Estimated fair value of equity consideration for the Adelphia Acquisition	5,500
Fair value of Urban Cable Works	190
Other costs (2)	247

$14,872

(1)	The purchase price is presented on a “net” basis. Specifically, the purchase price excludes the value of systems acquired from Adelphia that were immediately transferred by TWC to Comcast in the Exchange.

(2)	Other costs consists of (i) a contractual closing adjustment totaling $67 million relating to the Exchange, (ii) $125 million of estimated total transaction costs (including $60 million paid through the closing date of the Adelphia Acquisition), and (iii) $55 million of transaction-related taxes.

(in millions)
Purchase price adjustment:
Historical carrying value of net tangible and intangible assets(3)	$10,170
Fair value adjustment for intangible assets not subject to amortization	4,918
Fair value adjustment for intangible assets subject to amortization	574
Fair value adjustment for property, plant and equipment	(980)
Net increase in goodwill	190

$14,872

The pro forma adjustments above resulted in the following purchase price allocation for the Adelphia Acquisition and the Exchange:

		Depreciation/
		Amortization
	(in millions)	Period
Franchise Rights	$10,413	non-amortizable
Customer relationships	872	4 years
Property, plant and equipment	2,481	1 — 20 years
Other assets	222	not applicable
Liabilities	(488)	not applicable
Goodwill	1,372	non-amortizable

Total purchase price	$14,872

(3)	The Company believes the historical carrying amounts approximate fair value for these items except for intangible assets not subject to amortization, intangible assets subject to amortization and property plant and equipment. The adjustments required to bring such carrying amounts to fair value have been separately presented in the schedule above.

(b)	This adjustment reflects the reversal of Time Warner’s historical capitalized transaction costs paid in consummating the Adelphia Acquisition and the Exchange. Such amounts have been included in the preliminary allocation of purchase price.

(c)	The cash portion of the consideration paid in connection with the Adelphia Acquisition and the Exchange was funded with long-term debt and commercial paper and the issuance by TWNY of non-voting redeemable Series A Preferred Equity Membership Units (the “Series A Preferred”). The components of the Adelphia Acquisition and the Exchange funded through long-term debt, commercial paper and the Series A Preferred are as follows:

(in millions)
Consideration for the Adelphia Acquisition (excluding $300 million of TWNY’s Series A Preferred )	$8,635
Other costs (1)	187

Net adjustment to long-term debt	$8,822

Issuance of Series A Preferred	$300

(1)	Other costs consists of (i) a contractual closing adjustment totaling $67 million relating to the Exchange, (ii) $65 million of incremental transaction costs, and (iii) $55 million of transaction-related taxes.

(d)	This adjustment reflects a $9 million deferred tax liability associated with the gain on Urban Cable Works.

(e)	A portion of the purchase price for the assets TWC acquired from Adelphia was comprised of TWC common stock. This adjustment reflects the establishment of the minority interest related to the 16% TWC common stock interest issued to Adelphia (valued at $5.5 billion). In addition, the Company recorded a gain on the issuance of TWC common stock in the amount of $1.766 billion, reflecting the difference between the book value ($3.734 billion) and fair value ($5.5 billion) of the 16% of TWC common stock issued. The gain is recorded as an increase to the Company’s shareholders’ equity with an offsetting reduction in the minority interest liability.

Note 4:	Unaudited Pro Forma Condensed Combined Historical Balance Sheet Adjustments as of June 30, 2006 — Redemptions
     For accounting purposes, the Redemptions were treated by the Company as an acquisition of Comcast’s minority interests in TWC and TWE, and a sale of the cable systems that were transferred to Comcast. Accordingly, the “Pro Forma Adjustments — Redemptions” column represents the preliminary purchase accounting adjustments related to Time Warner’s acquisition of Comcast’s minority interests in TWC and TWE. The purchase of the minority interest resulted in a reduction of goodwill (see note (f)), while the sale of the cable systems resulted in an after-tax gain of $936 million, which has been excluded from the unaudited pro forma condensed combined historical statements of operations. Included in the gain is a pre-tax gain of $123 million, which was calculated as the difference between the carrying value of the systems acquired by Comcast in the Redemptions totaling $2.977 billion and the estimated fair value of $3.100 billion. The results of the systems acquired by Comcast in the Redemptions, including the gain described above, will be reflected as discontinued operations by Time Warner commencing in the third quarter of 2006.
(f)	The fair value of the Redemptions and the related reduction of goodwill are computed as follows:

(in millions)
Fair Value
Cash	$2,004
Systems transferred	3,100

Total redemption fair value	$5,104

Carrying Value of the Redeemed Comcast Interests
Carrying value of Comcast minority interests	$5,830

Decrease in goodwill related to the excess of the carrying value of the Comcast interests over the total Redemptions fair value	$(726)
Deferred tax liabilities related to the TWE Redemption	12

Net adjustment to goodwill	$(714)

(g)	The increase in long-term debt relates to the $2.004 billion of incremental consolidated debt for the TWC Redemption ($1.857 billion) and TWE Redemption ($147 million).

(h)	The TWC Redemption was designed to qualify as a tax-free split-off under section 355 of the Internal Revenue Code of 1986, as amended, resulting in a reversal of historical net deferred tax liabilities that had been established on the systems transferred to Comcast in the TWC Redemption totaling $839 million. In addition, TWC recorded a $26 million deferred tax liability on the TWE Redemption and a deferred tax liability of $12 million resulting from the tax adjustment in note (f) above. The following table summarizes the change in deferred income taxes, net, as a result of the Redemptions:

(in millions)
TWC Redemption:
Reversal of historical net deferred tax liabilities	$839
TWE Redemption:
Deferred tax on book gain	(26)
Deferred tax liabilities related to the TWE Redemption	(12)

Net adjustment to deferred income taxes	$801

(i)	The decrease in the minority interest liability reflects the elimination of the historical book value of the minority interest liability related to Comcast’s residual equity interests in TWC and TWE totaling $5.830 billion.

(j)	The following table summarizes the pro forma change in shareholders’ equity at June 30, 2006 as a result of the Adelphia Acquisition, the Exchange, the Redemptions and the TKCCP Dissolution:

(in millions)
Historical Time Warner shareholders’ equity	$59,286
Adelphia Acquisition and the Exchange:
Gain on the issuance of TWC common stock in connection with the Adelphia Acquisition	1,766
Gain on the exchange of Urban Cable Works, net of tax	26
Redemptions:
Gain on the transfer of systems to Comcast in the Redemptions, net of tax	936
Gain relating to the TKCCP Dissolution, net of tax	44

Pro Forma Time Warner shareholders’ equity	$62,058

Note 5: Unaudited Pro Forma Condensed Combined Historical Statement of Operations Adjustments — Year Ended December 31, 2005 — Adelphia Acquisition and Exchange
     The pro forma adjustments to the statement of operations for the year ended December 31, 2005 relating to the Adelphia Acquisition and the Exchange are as follows:
(k)	The adjustments to historical depreciation and amortization expense reflect the impact of using the fair values and useful lives of the underlying assets based on a preliminary independent valuation analysis.

(l)	The increase in interest expense reflects incremental borrowings to finance the Adelphia Acquisition. The following table illustrates the allocation of borrowings to various financing arrangements and the computation of incremental interest expense.

			Full Year
	Long-term		Interest
	Debt	Annual	Expense
	(in millions)	Rate	(in millions)

Series A Preferred(1)	$300	8.21%	$25
Other debt(1)	8,822	5.74%	506

Total incremental borrowing	$9,122		$531

(1)	This table reflects borrowings from TWC’s revolving credit facility and term loans and the issuance of commercial paper. The interest rate utilized in the pro forma information for Other debt is a weighted-average rate based on the borrowings used to finance the Adelphia Acquisition. The rates for Other debt and Series A Preferred are estimated based on actual borrowing rates when the loans were made and the Series A Preferred was issued. A 1/8% change in the annual interest rate for the “Other debt” noted above would change interest expense by $11 million per year.
(m)	The adjustment to minority interest expense reflects the recording of Adelphia’s 16% minority interest in TWC.
(n)	The adjustment to the income tax provision is required to adjust the historical income taxes on both the “Subtotal of Net Acquired Systems” and the “Pro Forma Adjustments — Adelphia Acquisition & Exchange” at Time Warner’s marginal tax rate of 39% and considering the impact of the non-deductible interest expense related to the Series A Preferred.
Note 6: Unaudited Pro Forma Condensed Combined Historical Statement of Operations Adjustments — Year Ended December 31, 2005 — Redemptions
     The “Pro Forma Adjustments — Redemptions” column primarily relates to purchase accounting adjustments applicable to the Redemptions as follows:
(o)	The increase in interest expense reflects incremental borrowings to finance the Redemptions as set forth in the following table:

Full Year
	Long-term		Interest
	Debt	Annual	Expense
	(in millions)	Rate	(in millions)

Other debt (1)	$2,004	5.74%	$115

(1)	This table reflects borrowings from TWC’s revolving credit facility and term loans and the issuance of commercial paper. The interest rate utilized in the pro forma information for Other debt is a weighted-average rate based on the borrowings under these financing arrangements. The rates for Other debt are estimated based on actual borrowing rates when the loans were made. A 1/8% change in the annual interest rate for the “Other debt” noted above would change interest expense by $3 million per year.
(p)	The adjustment to minority interest expense reflects the elimination of Comcast’s residual equity interests in TWC and TWE.

(q)	The adjustment to the income tax provision is required to adjust the historical income taxes on both the “Redemptions” and the “Pro Forma Adjustments — Redemptions” at Time Warner’s marginal tax rate of 39%.
Note 7: Unaudited Pro Forma Condensed Combined Historical Statement of Operations Adjustments — Six Months Ended June 30, 2006 — Adelphia Acquisition and Exchange
     The pro forma adjustments to the historical statement of operations relating to the Adelphia Acquisition and the Exchange are as follows:
(r)	The adjustments to historical depreciation and amortization expense reflect the impact of using the fair values and useful lives of the underlying assets based on a preliminary independent valuation analysis.

(s)	The increase in interest expense reflects incremental borrowings to finance the Adelphia Acquisition. The following table illustrates the allocation of borrowings to various financing arrangements and the computation of incremental interest expense.

			Six Months
	Long-term		Interest
	Debt	Annual	Expense
	(in millions)	Rate	(in millions)

Series A Preferred(1)	$300	8.21%	$12
Other debt (1)	8,822	5.74%	253

Total incremental borrowing	$9,122		$265

(1)	This table reflects borrowings from TWC’s revolving credit facility and term loans and the issuance of commercial paper. The interest rate utilized in the pro forma information for Other debt is a weighted-average rate based on the projected borrowings used to finance the Adelphia Acquisition. The rates for Other debt and Series A Preferred are based on actual borrowing rates when the loans were made and the Series A Preferred was issued. A 1/8% change in the annual interest rate for the “Other debt” noted above would change interest expense by $6 million for the six-month period.

(t)	The adjustment to minority interest expense reflects the recording of Adelphia’s 16% minority interest in TWC.

(u)	The adjustment to the income tax provision is required to adjust the historical income taxes on both the “Subtotal of Net Acquired Systems” and the “Pro Forma Adjustments — Adelphia Acquisition & Exchange” at Time Warner’s marginal tax rate of 38% and considering the impact of the non-deductible interest expense related to the Series A Preferred.
Note 8: Unaudited Pro Forma Condensed Combined Historical Statement of Operations Adjustments — Six Months Ended June 30, 2006 — Redemptions
     The “Pro Forma Adjustments — Redemptions” column primarily relates to the income statement impact of the purchase accounting adjustments related to the Redemptions, as follows:
(v)	The increase in interest expense reflects incremental borrowings to finance the Redemptions as set forth in the following table:

Six Months
	Long-term		Interest
	Debt	Annual	Expense
	(in millions)	Rate	(in millions)

Other debt (1)	$2,004	5.74%	$58

(1)	This table reflects borrowings from TWC’s revolving credit facility and term loans and the issuance of commercial paper. The interest rate utilized in the pro forma information for Other debt is a weighted-average rate based on the projected borrowings under these financing arrangements. The rates for Other debt are estimated based on actual borrowing rates when the loans were made. A 1/8% change in the annual interest rate for the “Other debt” noted above would change interest expense by $1 million for the six-month period.

(w)	The adjustment to minority interest expense reflects the elimination of Comcast’s residual equity interests in TWC and TWE.
(x)	The adjustment to the income tax provision is required to adjust the historical income taxes on both the “Redemptions” and the “Pro Forma Adjustments — Redemptions” at Time Warner’s marginal tax rate of 38%.
Note 9: TKCCP Dissolution
     Time Warner will consolidate the Kansas City, south and west Texas and New Mexico cable systems upon the consummation of the TKCCP Dissolution. Such amounts are reflected in the pro forma condensed combined historical financial information as the Company believes that the transaction is probable of occurring. The dissolution procedure commenced on July 3, 2006 and is subject to certain regulatory approvals, which are expected to be received no later than the first quarter of 2007. Upon the dissolution of TKCCP, TWC will receive the Kansas City Pool and Comcast will receive the Houston Pool. All debt of TKCCP (inclusive of debt provided by TWC and Comcast) has been allocated to the Houston Pool and has become the responsibility of Comcast. Time Warner will account for the TKCCP Dissolution as a sale of its 50% interest in the Houston Pool in exchange for acquiring an additional 50% interest in the Kansas City Pool. Time Warner will record a gain based on the difference between the carrying value and the fair value of TWC’s 50% investment in the Houston Pool surrendered in connection with the TKCCP Dissolution. The preliminary after tax gain of $44 million is not reflected in the accompanying unaudited pro forma condensed combined historical statements of operations.
(y)	As part of the TKCCP Dissolution, TWC will receive cash in repayment of outstanding loans it had made to TKCCP (which have been assumed by Comcast). The cash that will be received is assumed to be used to pay down TWC’s existing credit facilities and, therefore, Time Warner has included a $627 million reduction to the debt balance on the unaudited pro forma condensed combined historical balance sheet. The adjustments to the unaudited pro forma condensed combined historical statements of operations reflect the elimination of historical interest expense due to the assumed pay down of debt.

(z)	Time Warner has historically accounted for its investment in TKCCP under the equity method of accounting and will continue to do so until the consummation of the TKCCP Dissolution. The adjustment to the unaudited pro forma condensed combined historical balance sheet reflects the reversal of Time Warner’s historical investment in TKCCP and the consolidation of the assets and liabilities of the Kansas City Pool, reflecting the incremental 50% interest in these systems as a step acquisition. The purchase price allocation with respect to the acquisition of the remaining 50% interest in the Kansas City Pool is preliminary. The adjustments to the unaudited pro forma condensed combined historical statements of operations reflect the reversal of historical equity income and the consolidation of the operations of the Kansas City Pool.

(aa)	Time Warner recorded a $29 million deferred tax liability associated with the gain on the TKCCP Dissolution. This gain is not reflected in the accompanying unaudited pro forma condensed combined historical statements of operations.

(bb)	The adjustment to the income tax provision is required to adjust the historical income taxes on the TKCCP Dissolution at Time Warner’s marginal tax rate of 38%.